Exhibit 3.35

CERTIFICATE OF FORMATION
OF
CASCADES TISSUE GROUP — MARYLAND LLC

     The undersigned, in order to form CASCADES TISSUE GROUP — MARYLAND LLC as a limited liability company under the Delaware Limited Liability Company Act (the “Act”), hereby certifies to the Secretary of State of the State of Delaware as follows:
     1. The name of the limited liability company (the “Company”) is:
CASCADES TISSUE GROUP — MARYLAND LLC
     2. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned, an authorized person within the meaning of Section 18-201 of the Act, has executed this Certificate of Formation as of August 11, 2006.

AUTHORIZED PERSON
/s/ Douglas P. Howard
Douglas P. Howard

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 08/11/2006
FILED 04:14 PM 08/11/2006
SRV 060755935 — 4204215 FILE